UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 25, 2007

Altus Pharmaceuticals Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-51711	04-3573277
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

125 Sidney Street, Cambridge, Massachusetts		02139
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	617-299-2900

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

In August 2006, we entered into a drug production and clinical supply agreement with Althea Technologies, Inc., or Althea. Under this agreement, Althea agreed to modify an existing production facility, and test and validate its manufacturing operations for the production of ALTU-238. The agreement provides for the production of a defined number of manufacturing runs of ALTU-238, from which we intend to supply planned clinical trials. Under the agreement, the parties agreed to prepare a definitive manufacturing project plan and schedule for these activities.

On June 25, 2007, the parties entered into an amendment to the agreement that sets forth a modified manufacturing plan and schedule for the project. In addition, based on the activities conducted to date, the parties agreed to adjust certain prices in the original agreement to compensate Althea for additional services provided and to be provided under the agreement. The parties also added terms that define a process for future change orders as well as financial terms to compensate Althea for costs associated with future changes to the manufacturing plan and schedule.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Altus Pharmaceuticals Inc.

June 28, 2007	By:	Jonathan I. Lieber

Name: Jonathan I. Lieber
Title: Vice President, Chief Financial Officer and Treasurer